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Sec. 180.1006                  State of Wisconsin
Wis. Stats.           Department of Financial Institutions

             ARTICLES OF AMENDMENT (Stock, for-profit Corporation)


A. The present corporate name (prior to any change effected by this amendment) is:

 GTE North Incorporated
--------------------------------------------------------------------------------

 Text of Amendment (Refer to the existing articles of incorporation and the instruction on the reverse of this form. Determine those items to be changed and set forth the number identifying the paragraph in the articles of incorporation being changed and how the amended paragraph is to read.)

 RESOLVED, THAT the articles of incorporation be amended as follows:

 ARTICLE 1 The name of the corporation is Verizon North Inc.







B. Amendment(s) adopted on   June 15, 2000
                           -----------------------------------------------------

(Indicate the method of adoption by checking (X) the appropriate choice below.)

   ( ) In accordance with sec. 180.1002, Wis. Stats. (By the Board of Directors) OR
   (X) In accordance with sec. 180.1003, Wis. Stats. (By the Board of Directors and Shareholders)
OR
   ( ) In accordance with sec. 180.1005, Wis. Stats. (By Incorporators or Board of Directors, before issuance of shares)

C. Executed on  June 30, 2000                     /s/ Rosalynn Christian
               ---------------------------      --------------------------
                       (Date)                           (Signature)

Title: ( ) President (XX) Assistant Secretary
or other officer title Assistant Secretary      Rosalynn Christian
                      --------------------      --------------------------
                                                       (Printed name)

This document was drafted by Rosalynn Christian
                             ---------------------------------------------------
                               (Name of the individual who drafted the document)

FILING FEE - $40.00, or more SEE instructions, suggestions and procedures on following page.

DFI/CORP/4(R12/98) Use of this form is voluntary.

W1005 - 6/4/99 CT Systems Online